Staffing 360 Solutions Completes Acquisition of

Control Solutions International, Inc.

Latest Acquisition by Staffing 360 Solutions Expands Its Presence in the High-Growth Staffing Industry, with an Emphasis on Risk Management, Financial and IT Services

New York, NY – November 5, 2013 – Staffing 360 Solutions, Inc. (OTCQB: STAF), an emerging growth public company engaged in the provision of international staffing services in IT, financial, accounting, healthcare and cybersecurity industries, announced today that it has closed the acquisition of Control Solutions International, Inc. from a corporate entity owned by CSI’s executive team: Simon Dealy, Margaret Gesualdi and Charlie Cooper.

Control Solutions International is a leading professional services company specializing in a broad spectrum of risk management, financial, internal audit and IT solutions. Pursuant to the terms of the acquisition that was completed November 4, 2013, Staffing 360 Solutions acquired all the issued and outstanding stock of CSI, which is now a wholly owned subsidiary of the Company, with the CSI executive team remaining intact.

“Closing our acquisition of Control Solutions is a threshold event for our company,” stated Allan Hartley, Chief Executive Officer of Staffing 360 Solutions. “With a robust professional services business, and significant expertise in the risk management and consulting arena, CSI compliments Staffing 360’s strategic growth plans. Closing this transaction helps demonstrate our ability to deliver accretive acquisitions from our pipeline that will not only expand our footprint, but also will enhance our margins.”

Founded in 1991, CSI is a leading consulting and risk advisory firm focused on providing its clients with experts with specialties across a wide spectrum of industries. The company delivers a unique combination of thought leadership, technical knowledge and practical experience in more than 35 countries, with a particular emphasis in risk management, compliance, internal audit, finance transformation, business performance improvement, and leading-edge IT services. CSI is committed to a philosophy of tailoring its approach and methodology to each client’s unique requirements.

“We are excited to be joining the team at Staffing 360 Solutions,” stated Simon Dealy, President and CEO of Control Solutions International. “We believe our technical knowledge and practical experience in countries around the world represents a tremendous opportunity for Staffing 360 Solutions going forward. As we integrate and optimize our collective back office, our strategic plan is to continue to enhance our capabilities and broaden our offerings through both organic growth and additional synergistic acquisitions on a global scale.”

Staffing 360 Solutions believes that a consolidation strategy is ideally suited for the highly fragmented temporary staffing industry, with an estimated 15,000 staffing companies generating less than $20 million in revenues in the United States alone. The management team has been engaged in the development of a comprehensive program to create a robust pipeline of prospective acquisitions. The Company’s latest acquisition of CSI represents a key validator of this strategy’s successful implementation.

About Staffing 360 Solutions, Inc.

Staffing 360 Solutions, Inc. (OTCQB: STAF) is an emerging growth public company in the global staffing sector engaged in the acquisition of international staffing organizations with operations in the US, Europe and India. As part of its targeted consolidation model, Staffing 360 Solutions is pursuing broad spectrum staffing companies in the IT, financial, accounting, healthcare and Cybersecurity industries. The Company believes the staffing industry offers opportunities to create a successful public company with a longer term objective of accretive acquisitions that will drive annual revenues to $300 million. For more information, please visit:

www.staffing360solutions.com

Forward-Looking Statements

Certain matters discussed within this press release are forward-looking statements including, but not limited to, new agreements, the ability to enter into any additional acquisitions, or the size of future revenue. Although Staffing 360 Solutions, Inc. believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Staffing 360 Solutions does not undertake any duty to update any statements contained herein (including any forward-looking statements), except as required by law. Factors that could cause actual results to differ materially from expectations include general industry considerations, regulatory changes, changes in local or national economic conditions and other risks detailed from time to time in Staffing 360 Solutions’ reports filed with the SEC, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.

Company Contact:

A.J. Cervantes, President

Staffing 360 Solutions, Inc.

212.634.6410

info@staffing360solutions.com

Financial Communications:

Trilogy Capital Partners, Inc.

Darren Minton, President

212.634.6413

info@trilogy-capital.com